UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 3, 2015
(Date of Report - date of earliest event reported)

Tekmira Pharmaceuticals Corporation
(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation or Organization)	001-34949 (Commission File Number)	98-0597776 (I.R.S. Employer Identification No.)

100-8900 Glenlyon Parkway Burnaby, British Columbia, Canada (Address of Principal Executive Offices)		V5J 5J8 (Zip Code)

(604) 419-3200
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 below in this Current Report is incorporated by reference herein in response to this Item 1.01.  At the Effective Time of the Merger, Tekmira Pharmaceuticals Corporation, a British Columbia corporation (“Tekmira”), through its wholly-owned subsidiary OnCore Biopharma, Inc., a Delaware corporation (“OnCore”), became a party to two material agreements: (i) an exclusive, worldwide, sublicensable (subject to certain restrictions with respect to licensed viral infections other than hepatitis) license with Cytos Biotechnology Ltd. (“Cytos”)  to six different series of compounds (the “Cytos License”) and (ii)  a license agreement with NeuroVive Pharmaceutical AB (“NeroVive”) regarding oral dosage form sanglifehrin based cyclophilin inhibitors (the “NeuroVive License”).

The licensed compounds from the Cytos License are Qbeta-derived virus-like particles that encapsulate TLR9, TLR7 or RIG-I agonists and may or may not be conjugated with antigens from hepatitis virus or other licensed viruses. We will have an option to expand this license to include additional viral infections other than influenza and Cytos will retain all rights for influenza, all non-viral infections, and all viral infections (other than hepatitis) for which we do not exercise our option. In partial consideration for this license, we, through OnCore, will be obligated to pay up to a total of $67 million for each of the six licensed compound series upon the achievement of specified development and regulatory milestones for hepatitis and each additional licensed viral infection, up to a total of $110 million upon the achievement of specified sales performance milestones, and tiered royalty payments in the high-single to low-double digits, based upon net sales of licensed products.

The NeuroVive License grants us, through OnCore, an exclusive, worldwide, sublicensable license to develop, manufacture and commercialize, for the treatment of HBV, oral dosage form sanglifehrin based cyclophilin inhibitors (including OCB-030). Under the NeuroVive License, we, through Oncore, will have a non-exclusive, royalty free right and license and right of reference to NeuroVive’s relevant regulatory approvals and filings for the sole purpose of developing, manufacturing and commercializing licensed products for the treatment of HBV. Under the NeuroVive License, we have (1) an option to expand the exclusive license to include treatment of viral diseases other than HBV and (2) an option, exercisable upon specified conditions, to expand our exclusive license to include development, manufacture and commercialization of non-oral variations of licensed products for treatment of viral diseases other than HBV. NeuroVive retains all rights with respect to development, manufacture and commercialization of licensed products and non-oral variations of licensed products for all indications (other than HBV) for which we have not exercised the option.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 3, 2015, the shareholders of Tekmira, approved and adopted an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among Tekmira, TKM Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Tekmira (“Merger Subsidiary”), and OnCore, pursuant to which Merger Subsidiary merged with and into OnCore, with OnCore surviving as a wholly-owned subsidiary of Tekmira (the “Merger”).  The closing of the Merger occurred on March 4, 2015 and the Merger became effective with the filing of a Certificate of Merger with the Secretary of State of the State of Delaware on March 4, 2015 (the “Effective Time”).

At the Effective Time, each issued and outstanding share of OnCore common stock was converted into and represents the right to receive 23,973,315 common shares of Tekmira. At the Effective Time, each OnCore stock option, whether vested or unvested (the “Option Awards”), outstanding immediately prior to the Effective Time was assumed by Tekmira and converted automatically at the Effective Time into an option denominated in Tekmira common shares. The Option Awards shall continue to be subject to substantially the same terms and conditions as were applicable to the Option Awards in effect immediately prior to the Effect Time, other than for the adjustments described in the Merger Agreement. At the Effective Time, each OnCore restricted stock award (the “Stock Awards”) that was outstanding immediately prior to the Effective Time was assumed by Tekmira and converted automatically at the Effective Time into a restricted stock award denominated in Tekmira common shares.  The Stock Awards shall continue to be subject to substantially the same terms and conditions as were applicable to the Stock Awards in effect immediately prior to the Effective Time, other than for the adjustments described in the Merger Agreement.

Immediately following completion of the Merger, Tekmira security holders owned 50% of the outstanding equity of the combined company, and OnCore security holders owned 50% of the outstanding equity of the combined company, calculated immediately prior to the Effective Time on a fully-diluted and as-converted basis using the “treasury stock method”.   However, immediately following completion of the Merger, Tekmira and OnCore security holders owned approximately 48.5% and 51.5%, respectively, of the issued and outstanding common shares of Tekmira, calculated on a non-diluted basis.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 2.01 above in this Current Report is incorporated by reference herein in response to this Item 3.02.  In connection with the Merger, Tekmira issued an aggregate of 23,973,315 common shares to the former securityholders of OnCore, all of which were unregistered.  The Tekmira common shares issued in connection with the Merger were issued pursuant to an exemption from the registration requirements under Section 5 of the Securities Act of 1933 provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 above in this Current Report is incorporated by reference herein in response to this Item 3.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, at the Effective Time, the number of authorized directors of Tekmira was amended to be seven directors, with the following individuals appointed to serve on the board of directors until their successors are elected: Vivek Ramaswamy, Mark Murray, Frank Karbe, Keith Manchester, William Symonds, Richard Henriques and Herbert Conrad.   Mr. Ramaswamy will serve as Chairman of the Board

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the Articles of the Company, as in effect immediately prior to the Effective Time, were amended to provide for certain governance matters after the closing of the Merger.  A copy of this Amendment to the Articles of the Company is attached hereto as Exhibit 3.1 and incorporated herein by reference in its entirety.

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of the Company’s shareholders was held on March 3, 2015, at which the Company’s shareholders:

1)
Approved (a) an Agreement and Plan of Merger, dated January 11, 2015 (the “Merger Agreement”), by and among Tekmira, TKM Acquisition Corporation, a wholly-owned subsidiary of Tekmira, and OnCore Biopharma, Inc., and (b) the issuance of common shares of Tekmira pursuant to the terms of the Merger Agreement.

Votes For	% For	Votes Against	% Against	Abstentions	Broker Non-Votes
11,442,301	99.47%	61,127	0.53%	0	0

2)	Approved an amendment to Tekmira’s Articles to provide for certain governance matters after the closing of the merger.

Votes For	% For	Votes Against	% Against	Abstentions	Broker Non-Votes
11,427,064	99.34%	76,364	0.66%	0	0

Item 7.01.  Regulation FD Disclosure

On March 3, 2015, Tekmira issued a press release announcing the results of the shareholder’s vote. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

The information in this Item 7.01, including Exhibit 99.1 and the information contained therein, is being furnished to the SEC but shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference to any filings under the Exchange Act or the Securities Act, excerpt as specifically set forth in such statement or report.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of business acquired.
Not applicable
(b)	Pro forma financial information.
Not applicable
(c)	Shell company transactions.
Not applicable
(d)	Exhibits
	Exhibit No.	Description
	3.1	Amendment to the Articles of Tekmira Pharmaceuticals Corporation, dated March 4, 2014
	99.1	Press Release, dated March 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           March 4, 2015

TEKMIRA PHARMACEUTICALS CORPORATION

By:	/s/ Bruce G. Cousins
	Name:	Bruce G. Cousins
	Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to the Articles of Tekmira Pharmaceuticals Corporation, dated March 4, 2014
99.1	Press Release, dated March 3, 2015